                                                                 Exhibit 10.68

         AMENDMENT AND AGREEMENT, dated as of the 31st day of January, 1997 (this "Amendment"), by and among PharmaGenics, Inc., a Delaware corporation (the "Company"), and PaineWebber R&D Partners III, L.P., a Delaware limited partnership (the "Fund").

                                      BACKGROUND

         A. The Company and the Fund are parties to a Stock Purchase Agreement, dated as of March 15, 1995 (the "Stock Purchase Agreement"), along with the Program Agreement, dated as of April 1, 1994, as amended on March 15, 1995 (the "Program Agreement"), the Related Agreements and the Warrants, as amended and restated (unless otherwise defined herein, terms used herein shall have the meanings set forth in the Program Agreement, and the Amended and Restated Glossary thereto).

         B. The Company has entered into a merger agreement dated as of January 31, 1997, in substantially the form attached hereto as Exhibit A (the "Merger Agreement"), with Genzyme Corporation, a Massachusetts corporation ("Genzyme"), pursuant to which the Company will be merged with and into Genzyme (the "Merger"), with Genzyme surviving the Merger.

         C. As a result of the Merger, (i) all shares of the Company's Series A Convertible Preferred Stock ("Series A Stock"), Series B Convertible Preferred Stock ("Series B Stock"), and Series C Convertible Preferred Stock ("Series C Stock") (the Series A Stock, Series B Stock and Series C Stock shall collectively be referred to as the "Preferred Stock") outstanding immediately prior to the effective time of the Merger (other than shares held by the Company as treasury stock, dissenting shares and shares owned by Genzyme) will be converted into shares of Genzyme Molecular Oncology Division Common Stock to be allocated among the holders of the Preferred Stock in accordance with the Merger Agreement and (ii) all shares of the Company's common stock will be cancelled.

         D. In contemplation of the Merger and as a result of the Company not having a sufficient number of shares of Series C Stock in order to deliver the additional Securities contemplated by Section 3.2 of Article I of the Stock Purchase Agreement, the parties desire to amend the Stock Purchase Agreement to provide that, upon the exercise of the Fund's conversion right thereunder, the Company will issue to the Fund shares of Preferred Stock as set forth herein.

         In consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Fund hereby agree to amend the Stock Purchase Agreement as set forth below.

                                      ARTICLE I

         SECTION 1. Section 3.1(b) of Article I of the Stock Purchase Agreement is hereby amended and restated as follows:

         (b) If the Fund exercises its option pursuant to Section 3.1(a), the Fund shall execute such proper assignments and instruments as are reasonably necessary or advisable to accomplish and record such transfer and assignment and to establish the ownership of the Company in and to the Fund Technology, Background Technology, Targets and related Products and Abandoned Targets and related Products.


         SECTION 2. Section 3.2 of Article I of the Stock Purchase Agreement is hereby amended and restated as follows:

         3.2 Securities to be Issued; Number of Shares. Notwithstanding anything to the contrary herein, in lieu of the additional Securities described in Section 3.1(a), upon exercise of its option pursuant to
    Section 3.1(a), the Company shall issue to the Fund 298,420 shares of Series A Stock, 88,864 shares of Series B Stock and 1,641,144 shares of Series C Stock.

                                      ARTICLE II

         SECTION 1. Effect of Amendment. Except as amended hereby, the provisions of the Stock Purchase Agreement, Program Agreement, Related Agreements and Warrants shall remain in full force and effect, as so amended.

         SECTION 2. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 3.     Entire Agreement; No Third-Party Beneficiaries.
Other than the Stock Purchase Agreement (and subject to Section 6.4 thereof), the Program Agreement, the Related Agreements and the Warrants, this Amendment (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Amendment and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies.

         SECTION 4. Choice of Law. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

         SECTION 5. Assignment. This Amendment may not be assigned, delegated, transferred or sold, in whole or in part, by either of the parties hereto.

         SECTION 6. Severability. If any provision of this Amendment is, becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be stricken and the remainder of the Amendment shall remain in full force and effect.

         SECTION 7. Headings. Article and Section headings contained in this Amendment are included for convenience only and are not to be used in construing or interpreting this Amendment.

              [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Company and the Fund have executed this Amendment as of the date and year first above written.

                               PAINEWEBBER R&D PARTNERS III, L.P.

                               By:  PAINEWEBBER DEVELOPMENT
                                    CORPORATION, General Partner


                               By:        /s/ Dhananjay Pai
                                    ________________________________________
                                    Name:  Dhananjay Pai
                                    Title: President


                               PHARMAGENICS, INC.


                               By:          /s/ Michael I. Sherman
                                    _________________________________________
                                    Name:  Michael I. Sherman
                                    Title: President